Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY


                    Ten Year 5.875% Notes due April 15, 1999


No. 001                     $200,000,000                    Cusip:  644 239 BL8




                  NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY, a New York corporation (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of 200,000,000 DOLLARS on April 19, 2009, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 15 and October 15 of each year, beginning on October 15, 1999, unless such April 15 or October 15 is a Legal Holiday (as defined in the Indenture), in which case on the next succeeding day that is not a Legal Holiday (each, an "Interest Payment Date"), on said principal sum at the rate per annum specified in the title of this Note, at such office or agency, in like coin or currency, from April 15 or October 15, as the case may be, to which interest on the Notes has been paid preceding the date hereof (unless the date hereof is an April 15 or October 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from April 19, 1999) until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Note shall be authenticated at a time when there is an existing default in the payment of interest on the Notes, if the date hereof is after April 1 and before the next following April 15 or is after October 1 and before the next following October 15, this Note shall bear interest from such April 15 or June 15; provided, however, that if the Company shall default in the payment of interest when due on such April 15 or October 15, then this Note shall bear interest from the next preceding date to which interest has been paid. The interest so payable on any April 15 or October 15 shall be paid to the person in whose name this Note shall be registered at the close of business on the April 1 or October 1, as applicable (whether or not a Legal Holiday), immediately preceding the related Interest Payment Date (each, a "Regular Record Date"). For purposes of this Note, "Legal Holiday" means any day other than a Saturday, a Sunday or a day on which banking institutions are not required to be open.

         If and to the extent the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a record date established for such payment by notice by or on behalf of the Company to the holders of the Notes mailed by first-class mail not less than 15 days prior to such record date to their last address as they shall appear upon the Note register, such record date to be not less than five days preceding the date of payment of such defaulted interest. The Company may pay interest by check mailed to the holder's address as it appears on the Note register.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, New England Telephone and Telegraph Company has caused this Note to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                    NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY


                  (SEAL)            By
                                            Title: Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

                                    By
                                            Title: Assistant Secretary


Dated:  April 19, 1999
      --------------------

                          Certificate of Authentication

This is one of the Debt Securities of the series designated therein and described in the within-mentioned Indenture.

                                            STATE STREET BANK AND TRUST COMPANY,
                                             AS TRUSTEE


                                            By
                                                Authorized Signatory

                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY


                    Ten Year 5.875% Notes due April 15, 2009


         1. Indenture. (a) This Note is one of the duly authorized issue of debt securities of the Company (herein referred to as the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of October 1, 1992 (herein referred to as the "Indenture"), duly executed and delivered by the Company to State Street Bank and Trust Company, as successor Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders", "holder", "Securityholders" or "Securityholder" meaning the registered holders or registered holder) of the Debt Securities.

         (b) The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to additional covenants and Events of Default and may otherwise vary as provided in the Indenture. This Note is one of the series designated as the Ten Year 5.875% Notes due April 19, 2009 of the Company and such series is limited in aggregate principal amount to $200,000,000. References herein to "Notes" shall mean the Notes of said series.

         (c) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         3. Optional Redemption. The Notes will be redeemable, as a whole or in part, at the option of the Company at any time or from time to time on at least 30 days' but not more than 90 days' prior notice mailed to the registered address of each holder. The redemption prices will be equal to the greater of
(i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate and 15 basis points. In the case of each of clause (i) and (ii), accrued interest will be payable to the redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and two other primary U.S. Government securities dealers appointed by the Trustee (each, a "Primary Treasury Dealer"). If any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on such Note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such redemption date.

         On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with the paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

         2. Maintenance of Book-Entry System. (a) If DTC notifies the Company that it is unwilling or unable to continue as the Depository for this Global Note or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in each case, the Company does not appoint a successor clearing system within 90 days after receiving such notice from DTC or on becoming aware that DTC is no longer so registered, the Company will issue or cause to be issued individual certificates in registered form on registration of or transfer of, or in exchange for, book-entry interests in the Notes represented by this Global Note upon delivery of this Global Note for cancellation. In addition, if the Company determines not to have the Notes represented by a Global Note, which the Company may do, the Company will issue or cause to be issued individual certificates in registered form in exchange for book-entry interests in the Notes represented by this Global Note upon delivery of this Global Note for cancellation.

         (b) The Company hereby agrees with the Trustee and the holders of Notes that at all times, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Notes in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Notes in book-entry form and
(ii) it will waive any discretionary right that it otherwise may have under the Indenture to cause the Notes to be issued in certificated form.

         3. Effect of Event of Default. In the event that an Event of Default shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         4. Amendments and Waivers. The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of holders, the rights of the Securityholders of each such series. The holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Debt Securities of any such series except a default in the payment of the principal of or interest on any Debt Security. However, without the consent of each Securityholder affected, an amendment or waiver may not: (1) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver; (2) change the rate of or change the time for payment of interest on any Debt Security; (3) change the principal of or change the fixed maturity of any Debt Security; (4) waive a default in the payment of the principal of or interest on any Debt Security; (5) make any Debt Security payable in money other than that stated in the Debt Security; or (6) make any change in the provisions of the Indenture (a) with respect to the right of the holders of a majority in principal amount of any series of Debt Securities by notice to the Trustee to waive an existing default with respect to that series and its consequences except a default in the payment of the principal of or interest on any Debt Security; (b) with respect to the right of any holder of a Debt Security to receive payment of principal and interest on the Debt Security, on or after the respective due dates expressed in the Debt Security, the right of any holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates; and (c) contained in this sentence.

         5. Denominations, Transfer and Exchange. (a) The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         (b) Where certificated Notes are presented to the registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the registrar shall register the transfer or make the exchange if its requirements for such transactions are met. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         (c) Ownership of Notes shall be provided by the register for the Notes kept by the registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

         6. No Liability of Certain Persons. No director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

         7. Governing Law. The laws of the State of New York shall govern the Indenture and this Note.

--------------------------------------------------------------------------------

  THE FOLLOWING ABBREVIATIONS SHALL BE CONSTRUED AS THOUGH THE WORDS SET FORTH BELOW OPPOSITE EACH ABBREVIATION WERE WRITTEN OUT IN FULL WHERE SUCH ABBREVIATION APPEARS:

  TEN COM--as tenants in common             (Name) CUST (Name)      UNIF--(Name) as Custodian
  TEN ENT--as tenants by the entirety       GIFT MIN ACT (state)    for (Name) Under the (State)
  JT TEN --as joint tenants with                                    Uniform Gifts to Minors Act
           right of survivorship
           and not as tenants in common


  ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

--------------------------------------------------------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE

-----------------------------------------

-----------------------------------------

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        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE

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the within Note of New England Telephone and Telegraph Company and all rights thereunder and hereby irrevocably constitutes and appoints_____________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises

Dated:                                       ___________________________________
                                                               Signature

NOTICE:           THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
                  NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN
                  EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                  CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A
                  COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A
                  NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE
                  SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER
                  AGENT.